Exhibit 99.1

AMERICAN COMMERCIAL LINES INC.	Contact: Christopher A. Black
Sr. Vice President, Chief Financial Officer
(812) 288-1836
FOR IMMEDIATE RELEASE
American Commercial Lines Inc.
AMERICAN COMMERCIAL LINES INC. ANNOUNCES FIRST QUARTER RESULTS
Jeffersonville, Indiana (April 25, 2006) American Commercial Lines Inc. (“ACL” or the “Company”) (NASDAQ:ACLI) today announced results for the first quarter ended March 31, 2006. Revenues for the quarter were $198 million, a 36% increase compared with $146 million for the first quarter of 2005. Net income for the quarter was $11.1 million or $0.36 per diluted share compared to a net loss of $(6.3) million for the first quarter last year.
Commenting on the quarter, Mark R. Holden, President and Chief Executive Officer, stated: “We are pleased with our results for the first quarter. As previously announced, industry fundamentals continued to strengthen during the first quarter in both of our business segments, transportation and manufacturing. First quarter results benefited from very favorable operating conditions, stronger than normal freight demand and accelerating productivity gains within our manufacturing business. At the beginning of the year, we increased the portion of our transportation business which is sold on the spot market from approximately 20% – 25% in 2005 to approximately 30% – 35% in 2006. Our spot business is experiencing a favorable rate environment driven by demand during the first quarter and, therefore, more of our business benefited from this trend than in prior years.”
Revenues within the transportation segment increased 31% to $170 million for the first quarter compared to $130 million during the first quarter of 2005. The increased revenues were driven in part by fuel neutral rate increases of 24% on the dry freight business and 11% on the liquid freight business compared to the first quarter of 2005.
Revenues from the manufacturing segment (not including revenues for inter-company production) increased 82% to $25.7 million for the first quarter of 2006 compared to $14.1 million during the first quarter of 2005. The increased revenues were driven by the production of 52 dry cargo barges and two liquid tank barges during the first quarter versus zero dry cargo barges and 11 liquid tank barges during the first quarter of 2005.
Earnings before Interest, Taxes and Depreciation and Amortization (EBITDA) for the first quarter of 2006 was $34.7 million, a 153% increase compared to $13.7 million for the first quarter last year.
Please refer to the attached pages for ACL’s financial statements and Net Income to EBITDA Reconciliation. Additional information, including ACL’s Operating Results by Business Segment and Selected Financial and Non-Financial Data can be found on the Company’s web site.

American Commercial Lines will conduct a conference call to review and discuss its first quarter financial results on Wednesday, April 26, 2006, at 10:00 a.m. eastern daylight time. The phone number to access the conference call is Domestic (866) 831-6243; International (617) 213-8855; and the Participant Passcode is 46186029. The call may also be accessed live on the Company’s internet web site at www.aclines.com. For those unable to participate in the live call or webcast, the ACL Conference Call will be archived at www.aclines.com within three hours of the conclusion of the live call and will remain available for two months afterwards.
American Commercial Lines Inc., headquartered in Jeffersonville, Indiana is an integrated marine transportation and service company operating in the United States Jones Act trades, with revenues of more than $740 million and approximately 2,600 employees. For more information about ACL generally, visit www.aclines.com.
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Forward-Looking Statements
This release includes certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on management’s present expectations and beliefs about future events. As with any projection or forecast, these statements are inherently susceptible to risks, uncertainty and changes in circumstance. Important factors could cause actual results to differ materially from those expressed or implied by the forward-looking statements and should be considered in evaluating the outlook of American Commercial Lines Inc. Risks and uncertainties are detailed from time to time in American Commercial Lines Inc.’s and its subsidiaries’ filings with the SEC, including the Form 10-K for the year ended December 31, 2005 filed by American Commercial Lines Inc. with the SEC. American Commercial Lines Inc. is under no obligation to, and expressly disclaims any obligation to, update or alter its forward-looking statements, whether as a result of changes, new information, subsequent events or otherwise.

AMERICAN COMMERCIAL LINES INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

	Quarters ended
	March 31,	March 31,
	2006	2005
	(Unaudited)
	(In thousands, except shares and per share amounts)

REVENUE	$198,359	$146,322

OPERATING EXPENSE
Materials, Supplies and Other	66,334	52,815
Rent	5,634	5,207
Labor and Fringe Benefits	34,685	32,259
Fuel	37,664	26,545
Depreciation and Amortization	12,082	12,279
Taxes, Other Than Income Taxes	4,537	4,417
Selling, General & Administrative	16,321	12,440

Total Operating Expenses	177,257	145,962

OPERATING INCOME	21,102	360

OTHER EXPENSE (INCOME)
Interest Expense	4,776	10,362
Other, Net	(1,707)	(1,308)

Total Other Expenses	3,069	9,054

INCOME (LOSS) BEFORE INCOME TAXES	18,033	(8,694)

INCOME TAXES (BENEFIT)	6,885	(2,366)

NET INCOME (LOSS)	$11,148	$(6,328)

WEIGHTED AVERAGE SHARES OUTSTANDING:
BASIC	30,234,894	NA
DILUTED	31,251,598	NA

EARNINGS PER SHARE:
BASIC	$0.37	NA
DILUTED	$0.36	NA

AMERICAN COMMERCIAL LINES INC.
CONDENSED CONSOLIDATED STATEMENTS OF FINANCIAL POSITION

	March 31,	December 31,
	2006	2005
	(Unaudited)
	(In thousands, except shares and per share amounts)
ASSETS
CURRENT ASSETS
Cash and Cash Equivalents	$10,853	$13,959
Accounts Receivable, Net	91,911	96,526
Materials and Supplies	48,534	44,976
Deferred Tax Asset	2,913	4,644
Other Current Assets	21,717	16,787

Total Current Assets	175,928	176,892

PROPERTIES-NET	438,508	425,741
INVESTMENT IN EQUITY INVESTEES	5,157	5,532
OTHER ASSETS	14,357	15,119

Total Assets	$633,950	$623,284

LIABILITIES
CURRENT LIABILITIES
Accounts Payable	$27,464	$47,517
Accrued Payroll and Fringe Benefits	17,675	22,303
Deferred Revenue	18,063	16,631
Accrued Claims and Insurance Premiums	12,606	13,361
Accrued Interest	2,122	5,179
Accrued Reorganization Claims Settlements	1,414	2,724
Other Liabilities	32,539	22,973

Total Current Liabilities	111,883	130,688

LONG TERM DEBT	215,700	200,000
PENSION LIABILITY	18,526	17,867
DEFERRED TAX LIABILITY	6,274	4,644
OTHER LONG TERM LIABILITIES	15,698	16,384

Total Liabilities	368,081	369,583

STOCKHOLDERS’ EQUITY
Common stock; authorized 125,000,000 shares at $.01 par value; 30,675,217 shares issued and outstanding as of March 31, 2006	307	307
Treasury Stock; 76,499 shares as of March 31, 2006	(2,659)	—
Other Capital	251,114	247,435
Retained Earnings	22,961	11,813
Accumulated Other Comprehensive Loss	(5,854)	(5,854)

Total Stockholders’ Equity	265,869	253,701

Total Liabilities and Stockholders’ Equity	$633,950	$623,284

AMERICAN COMMERCIAL LINES INC.
NET INCOME TO EBITDA RECONCILIATION

	Quarters ended
	March 31,	March 31,
	2006	2005
	(Unaudited)
	(Dollars in thousands)
CONSOLIDATED NET INCOME (LOSS)	$11,148	$(6,328)
Interest Income	(149)	(242)
Interest Expense	4,776	10,362
Depreciation and Amortization	12,082	12,279
Taxes	6,885	(2,366)

CONSOLIDATED EBITDA	$34,742	$13,705

DOMESTIC TRANSPORTATION NET INCOME (LOSS)	$10,282	$(3,574)
Interest Income	(14)	(115)
Interest Expense	4,776	10,362
Depreciation and Amortization	10,846	11,089
Taxes	8,042	(2,529)

DOMESTIC TRANSPORTATION EBITDA	$33,932	$15,233

MANUFACTURING NET INCOME (LOSS)	$7,016	$(331)
Interest Income	—	—
Interest Expense	—	—
Depreciation and Amortization	439	438
Taxes	—	—

MANUFACTURING EBITDA TOTAL	7,455	107
Intersegment Profit	(4,647)	—

MANUFACTURING EBITDA EXTERNAL	$2,808	$107

INTERNATIONAL TRANSPORTATION NET LOSS	$(1,702)	$(2,646)
Interest Income	(136)	(127)
Interest Expense	—	—
Depreciation and Amortization	442	409
Taxes	(1,157)	163

INTERNATIONAL TRANSPORTATION EBITDA	$(2,553)	$(2,201)

Management considers EBITDA to be a meaningful indicator of operating performance and uses it as a measure to assess the operating performance of the Company’s business segments. EBITDA provides us with an understanding of the Company’s revenues before the impact of investing and financing transactions and income taxes. EBITDA should not be construed as a substitute for net income or as a better measure of liquidity than cash flow from operating activities, which is determined in accordance with generally accepted accounting principles (“GAAP”). EBITDA excludes components that are significant in understanding and assessing our results of operations and cash flows. In addition, EBITDA is not a term defined by GAAP and as a result our measure of EBITDA might not be comparable to similarly titled measures used by other companies.
However, the Company believes that EBITDA is relevant and useful information, which is often reported and widely used by analysts, investors and other interested parties in our industry. Accordingly, the Company is disclosing this information to permit a more comprehensive analysis of its operating performance.